UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2011

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)
775-853-4919 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement.

Closing of Ra Resources Definitive Agreement

On April 14, 2011, Golden Phoenix Minerals, Inc. (the “Company”) closed the acquisition of 100% of the issued and outstanding shares of Ra Resources Ltd., a corporation incorporated under the laws of the Province of Ontario, (“Ra Resources”) further to the definitive Acquisition Agreement dated October 6, 2010 (“Agreement”) between the Company, Ra Resources and 2259299 Ontario Inc., a corporation incorporated under the laws of the Province of Ontario and a wholly-owned subsidiary of the Company formed for the purpose of effecting the transactions contemplated by the Agreement (“Newco”).  Upon the effective date of the closing (the “Closing”), the Company, through a wholly-owned subsidiary, now indirectly owns a 100% interest in those four principal gold and base metal properties within the Shining Tree mining district of northeastern Ontario.  The Agreement was previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 8, 2010 (the “Prior Report”).  All information set forth in the Prior Report is herein incorporated in its entirety.

As previously disclosed in the Prior Report, pursuant to the terms of the Agreement, upon Closing, the Company acquired 100% of the outstanding securities of Ra Resources (the “Acquisition”) by way of a “three-cornered amalgamation” in accordance with the Business Corporations Act (Ontario) (“OBCA”), in consideration for the issuance to the shareholders of Ra Resources of such number of shares of Company common stock (the “GPXM Shares”) as determined by an exchange ratio of 3.5 GPXM Shares for every 1 common share of Ra Resources outstanding.  As of the Closing, there were 9,326,523 common shares of Ra Resources issued and outstanding.  Accordingly, the Company shall issue 32,642,831 GPXM Shares in consideration for the Acquisition.  Further, the Company shall assume and exchange, based on the 3.5 for 1 exchange ratio, those certain 200,000 issued and outstanding options to acquire common shares of Ra Resources at an exercise price of $0.10 per share, which shall be canceled in exchange for the issuance by the Company of an aggregate of 700,000 options to acquire shares of Company common stock at an exercise price of approximately $0.03 per share (the “GPXM Options”).  As mutually agreed upon by the parties, there will be a one time issuance of 3,264,283 shares of Company common stock to a non-related third party as a 10% finder’s fee for introducing the Acquisition transaction (the “Finder’s Shares”).

The Acquisition was approved by the shareholders of Ra Resources at a meeting duly held on December 16, 2010.  As a further condition to Closing, all necessary regulatory approvals were obtained, and each party reaffirmed certain representations, warranties and covenants customary for a transaction of this nature.   Effective as of the Closing, the Acquisition occurred via the amalgamation of Ra Resources and Newco, which formed one new corporation (namely Ra Minerals Inc. (“Ra Minerals”)) governed under the provisions of the OBCA pursuant to those certain Articles of Amalgamation dated April 14, 2011.  All of the properties, assets, rights, privileges and franchises of each of Ra Resources and Newco will continue to be the properties, assets, rights, privileges and franchises of Ra Minerals, and Ra Minerals will similarly succeed to any liabilities thereof.  Ra Minerals is now a wholly-owned subsidiary of the Company. The Company has assumed certain outstanding obligations of Ra Resources related to ongoing maintenance and working capital expenditures during the period between execution of the Agreement and Closing, which the Company intends to bring current as soon as practicable following Closing.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01.  Completion of Acquisition or Disposition of Assets

On April 14, 2011, the Company completed its acquisition of 100% of the outstanding securities of Ra Resources by way of a three-cornered amalgamation.  The information contained in Item 1.01, above, is incorporated herein in its entirety into this Item 2.01.

The primary assets of Ra Resources include its 100% interest in those four gold and base metal mining properties located in the Shining Tree mining district of northeastern Ontario, Canada.  There are no material relationships between the Company and Ra Resources or any of its directors, officers or affiliates.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales of Equity Securities

As disclosed above, on April 14, 2011, the Company closed the Acquisition of Ra Resources.  As consideration for the Acquisition, the Company must issue 3.5 shares of its common stock, par value $0.001 per share (as previously defined, the “GPXM Shares”), for every 1 outstanding common share of Ra Resources.  As of the Closing, there were 9,326,523 Ra Resources shares issued and outstanding.  Accordingly, the Company will issue to the Ra Resources shareholders, an aggregate of 32,642,831 GPXM Shares.  Further, the Company will issue 700,000 options to acquire shares of Company common stock at an exercise price of approximately $0.03 per share (as previously defined, the “GPXM Options”), in exchange for the assumption and cancellation of those certain outstanding options to acquire common shares of Ra Resources.  Finally, the Company has agreed to the issuance of the Finder’s Shares pursuant to a finder’s fee arrangement related to the introduction of the Acquisition (the GPXM Shares, GPXM Options and Finder’s Shares are collectively referred to herein as the “Securities”).  The disclosure under Item 1.01, above, is incorporated by reference in its entirety into this Item 3.02.

The Securities are being issued in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, the exemptions provided by Section 506 of Regulation D promulgated under the Securities Act and Rule 903 of Regulation S promulgated under the Securities Act.

SECTION 7 –  REGULATION FD

Item 7.01. Regulation FD Disclosure

On April 20, 2011, the Company issued a press release announcing the Company’s Closing of the Acquisition of Ra Resources, which transaction is discussed in greater detail above under Item 1.01.

A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 –  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this report on Form 8-K must be filed.

(d) Exhibit No.	Exhibit Description
99.1	Press Release, dated April 20, 2011, entitled, “Golden Phoenix Closes Acquisition of Ra Resources; Prepares To Advance Exploratory Drilling Program”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Date: April 20, 2011	By: /s/ Thomas Klein
Thomas Klein, Chief Executive Officer